Exhibit 99.2

November 5, 2021

To: 9F Inc.

Room 1607, Building No. 5, 5 West Laiguangying Road,

Chaoyang District, Beijing, PRC

Re: Legal Opinion on Certain PRC Legal Matters

Dear Sirs or Madams,

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We are acting as the PRC legal counsel to 9F Inc. (the “Company”), a company incorporated under the laws of Cayman Islands, in connection with the proposed offering and sale, from time to time (the “Offering”), by certain selling shareholder of up to 44,788,667 of Class A ordinary shares of the Company, US$0.00001 par value per share (the “Ordinary Shares”), each may be represented by one American Depositary Share (the “ADS”, such offered Ordinary Shares together with the ADSs, collectively, the “Offered Securities”), as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering.

A.	Documents and Assumptions

In rendering this opinion, we have carried out due diligence and examined copies of the Registration Statement and other documents (collectively the “Documents”) as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies (as defined below) and appropriate representatives of the Company and the PRC Companies (as defined below). In giving this opinion, we have made the following assumptions (the “Assumptions”):

(1)

all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)

each of the parties to the Documents, other than the PRC Companies, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, (ii) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party in accordance with the laws of its jurisdiction of organization and/or the laws that it, she or he is subject to;

CONFIDENTIALITY. This document contains confidential information which may be protected by privilege from disclosure. Unless you are the intended or authorised recipient, you shall not copy, print, use or distribute it or any part thereof or carry out any act pursuant thereto and shall advise Han Kun Law Offices immediately by telephone, e-mail or facsimile and return it promptly by mail. Thank you.

(3)

the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(5)

all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this opinion, including but not limited to the statements set forth in the Documents, are true, correct and complete;

(6)	all explanations and interpretations provided by the competent government officials duly reflect the official position of the relevant Governmental Agencies and are complete, true and correct;

(7)	each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws other than PRC Laws (as defined below) in any and all respects;

(8)

all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and other Documents have been obtained or made, and are in full force and effect as of the date thereof; and

(9)

all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company or any PRC Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

In addition, we have assumed and have not verified the truthfulness, accuracy and completeness as to factual matters of each Document we have reviewed.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

(a)	“Control Agreements” means the contracts, agreements and instruments as listed in Annex A attached hereto;

(b)	“Domestic Company I” means Jiufu Shuke Technology Group Co., Ltd. (玖富数科科技集团有限责任公司), a company incorporated under the PRC Laws;

(c)	“Domestic Company II” means Beijing Puhui Lianyin Information Technology Co., Ltd. (北京普惠联银信息技术有限公司), a company incorporated under the PRC Laws;

(d)	“Domestic Company III” means Zhuhai Huike Lianyin Technology Co., Ltd.(珠海惠科联银科技有限公司), a company incorporated under the PRC Laws;

(e)	“Domestic Company IV” means Beijing Yi Qi Mai Technology Co., Ltd. (北京一起买科技有限公司), a company incorporated under the PRC Laws;

(f)	“Domestic Company V” means Shenzhen Fuyuan Network Technology Co., Ltd. (深圳市富元网络科技有限公司), a company incorporated under the PRC Laws;

(g)	“Domestic Companies” means the Domestic Company I, Domestic Company II, Domestic Company III, Domestic Company IV and the Domestic Company V;

(h)

“Governmental Agency” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial body in the PRC, or anybody exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC;

(i)

“Governmental Authorization” means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws;

(j)	“PRC Companies” means the Domestic Companies and the WFOEs;

(k)

“PRC Laws” means all applicable national, provincial and local laws, regulations, rules, orders, decrees, and supreme court’s judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion;

(l)	“WFOE I” means Beijing Shuzhi Lianyin Technology Co., Ltd. (北京数智联银科技有限公司), a company incorporated under the PRC Laws;

(m)	“WFOE II” means Qianhai Fuyuan Network Technology (Shenzhen) Co., Ltd. (前海富元网络科技（深圳）有限公司), a company incorporated under the PRC Laws;

(n)	“WFOE III” means Zhuhai Xiaojin Hulian Technology Co., Ltd.(珠海消金互联科技有限公司), a company incorporated under the PRC Laws;

(o)	“WFOE IV” means Zhuhai Wukong Youpin Technology Co., Ltd. (珠海悟空优品科技有限公司), a company incorporated under the PRC Laws;

(p)	“WFOEs” mean WFOE I, WFOE II, WFOE III and WFOE IV.

C.	Opinion

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinions that on the date hereof:

(1)VIE Structure. Except as disclosed in the Registration Statement, (i) the ownership structure of each of the Domestic Companies do not and will not contravene any explicit provisions of applicable PRC Laws in any material aspects; and (ii) each of the Control Agreements is valid and legally binding upon each of the Domestic Companies and WFOEs that is a party to such Control Agreement under the PRC Laws and is enforceable against each party thereto in accordance with its terms and applicable PRC Laws. However, there are substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that any PRC Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein.

(2)Taxation. The statements made in the Registration Statement under the caption “Taxation - PRC Taxation”, with respect to the PRC tax laws and regulations or interpretations, are correct and accurate in all material respects.

(3)M&A Rules. On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration for Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of

Domestic Enterprises by Foreign Investors, which became effective on September 8, 2006, as amended on June 22, 2009 (the “M&A Rules”). Based on our understanding of the explicit provisions under the PRC Laws, except as disclosed in the Registration Statement, and assuming no issuance or sale of the Offered Securities has been or will be made directly or indirectly within the PRC, we are of the opinion that the Company is not required to obtain any prior approval from CSRC under the M&A Rules for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein.

(4)Enforceability of Civil Procedures. There is uncertainty as to whether the PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(5)PRC Laws. All statements set forth in the Registration Statement under the captions “Prospectus Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Regulation” and “Taxation—PRC Taxation,” in each case insofar as such statements describe or summarize matters of the PRC Laws, are correct and accurate in all material respects, and nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that there is any omission which causes such statements misleading in any material respect.

D.	Qualifications

Our opinions expressed above are subject to the following qualifications (the “Qualifications”):

(1)

Our opinions are limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

(2)

PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(3)

Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

(4)

Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(5)

This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. Under PRC Laws, foreign investment is restricted in certain industries. The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts such as the Control Agreements and transactions contemplated by the Control Agreements, are subject to the discretion of the competent Governmental Agency.

(6)

The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. As used in this opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereby. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company, the PRC Companies and Governmental Agencies.

(7)

We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Companies or the rendering of this opinion.

(8)	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement.

Yours faithfully,

/s/ Han Kun Law Offices
Han Kun Law Offices

Annex A

List of Control Agreements

1.Regarding Domestic Company I

Contract Name	Parties	Execution Date
Master Exclusive Service Agreement	WFOE I, Domestic Company I	2014.08.25
Loan Agreement	WFOE I, 任一帆	2014.08.25
Loan Agreement	WFOE I, 任一帆	2015.07.02
Loan Agreement	WFOE I, 张丽君	2019.06.21
Loan Agreement	WFOE I, Zhuhai Hengqin Saixing Investment Partnership (Limited Partnership) (珠海横琴赛兴投资合伙企业（有限合伙）)	2020.08.28
Loan Agreement	WFOE I, Zhuhai Hengqin Zhilue Investment Partnership (Limited Partnership) (珠海横琴智略投资合伙企业（有限合伙）)	2020.08.28
Third Amended and Restated Exclusive Option Agreement	Company, 任一帆, WFOE I, Domestic Company I	2020.08.28
Second Amended and Restated Exclusive Option Agreement	Company, 张丽君, WFOE I, Domestic Company I	2020.08.28
Exclusive Option Agreement	Company, Zhuhai Hengqin Saixing Investment Partnership (Limited Partnership) (珠海横琴赛兴投资合伙企业（有限合伙）) , WFOE I, Domestic Company I	2020.08.28
Exclusive Option Agreement	Company, Zhuhai Hengqin Zhilue Saixing Investment Partnership (Limited Partnership) (珠海横琴智略投资合伙企业（有限合伙）) , WFOE I, Domestic Company I	2020.08.28
Third Amended and Restated Equity Interest Pledge Agreement	WFOE I, 任一帆 Domestic Company I	2020.08.28
Second Amended and Restated Equity Interest Pledge Agreement	WFOE I, 张丽君 Domestic Company I	2020.08.28

Equity Interest Pledge Agreement	WFOE I, Zhuhai Hengqin Saixing Investment Partnership (Limited Partnership) (珠海横琴赛兴投资合伙企业（有限合伙）), Domestic Company I	2020.08.28
Equity Interest Pledge Agreement	WFOE I, Zhuhai Hengqin Zhilue Saixing Investment Partnership (Limited Partnership) (珠海横琴智略投资合伙企业（有限合伙）), Domestic Company I	2020.08.28
Third Amended and Restated Proxy Agreement and Power of Attorney	WFOE I, 任一帆 Domestic Company I	2020.08.28
Second Amended and Restated Proxy Agreement and Power of Attorney	WFOE I, 张丽君 Domestic Company I	2020.08.28
Proxy Agreement and Power of Attorney	WFOE I, Zhuhai Hengqin Saixing Investment Partnership (Limited Partnership) (珠海横琴赛兴投资合伙企业（有限合伙）), Domestic Company I	2020.08.28
Proxy Agreement and Power of Attorney	WFOE I, Zhuhai Hengqin Zhilue Saixing Investment Partnership (Limited Partnership) (珠海横琴智略投资合伙企业（有限合伙）), Domestic Company I	2020.08.28

2.Regarding Domestic Company II

Contract Name	Parties	Execution Date
Master Exclusive Service Agreement	WFOE I, Domestic Company II	2014.08.25
Loan Agreement	WFOE I, 肖常兴	2014.08.25
Loan Agreement	WFOE I, 孙雷	2014.08.25
Loan Agreement	WFOE I, 孙雷	2015.07.27
Loan Agreement	WFOE I, 陈理行	2014.08.25
Loan Agreement	WFOE I, 陈理行	2020.05.21
Loan Agreement	WFOE I, 刘磊	2014.08.25
Loan Agreement	WFOE I, 刘磊	2020.05.21
Loan Agreement	WFOE I, 张冬成	2014.08.25
Amended and Restated Exclusive Option Agreement	Company, 肖常兴, WFOE I, Domestic Company II	2020.05.21
Amended and Restated Exclusive Option Agreement	Company, 孙雷, WFOE I, Domestic Company II	2020.05.21
Amended and Restated Exclusive Option Agreement	Company, 陈理行, WFOE I, Domestic Company II	2020.05.21
Amended and Restated Exclusive Option Agreement	Company, 刘磊, WFOE I, Domestic Company II	2020.05.21
Amended and Restated Exclusive Option Agreement	Company, 张冬成, WFOE I, Domestic Company II	2020.05.21
Amended and Restated Equity Interest Pledge Agreement	WFOE I, 肖常兴 Domestic Company II	2020.05.21
Amended and Restated Equity Interest Pledge Agreement	WFOE I, 孙雷 Domestic Company II	2020.05.21
Amended and Restated Equity Interest Pledge Agreement	WFOE I, 陈理行 Domestic Company II	2020.05.21
Amended and Restated Equity Interest Pledge Agreement	WFOE I, 刘磊 Domestic Company II	2020.05.21
Amended and Restated Equity Interest Pledge Agreement	WFOE I, 张冬成 Domestic Company II	2020.05.21
Amended and Restated Proxy Agreement and Power of Attorney	WFOE I, 肖常兴 Domestic Company II	2020.05.21

Amended and Restated Proxy Agreement and Power of Attorney	WFOE I, 孙雷 Domestic Company II	2020.05.21
Amended and Restated Proxy Agreement and Power of Attorney	WFOE I, 陈理行 Domestic Company II	2020.05.21
Amended and Restated Proxy Agreement and Power of Attorney	WFOE I, 刘磊 Domestic Company II	2020.05.21
Amended and Restated Proxy Agreement and Power of Attorney	WFOE I, 张冬成 Domestic Company II	2020.05.21

Contract Name	Parties	Execution Date
Spousal Consent	靳晓旭, the Spouse of肖常兴	2020.05.21
Spousal Consent	邱佳, the Spouse of孙雷	2020.05.21
Spousal Consent	孙瑜, the Spouse of陈理行	2020.05.21
Spousal Consent	杨倩, the Spouse of刘磊	2020.05.21
Spousal Consent	吴振宇, the Spouse of张冬成	2020.05.21

3.Regarding Domestic Company III

Contract Name	Parties	Execution Date
Master Exclusive Service Agreement	WFOE III, Domestic Company III	2020.04.20
Loan Agreement	WFOE III, 成天华	2021.09.13
Loan Agreement	WFOE III, 邵波	2021.09.13
Exclusive Option Agreement	Company, 成天华, WFOE III, Domestic Company III	2021.09.13
Exclusive Option Agreement	Company, 邵波, WFOE III, Domestic Company III	2021.09.13
Equity Interest Pledge Agreement	WFOE III, 成天华 Domestic Company III	2021.09.13
Equity Interest Pledge Agreement	WFOE III, 邵波 Domestic Company III	2021.09.13
Proxy Agreement and Power of Attorney	WFOE III, 成天华 Domestic Company III	2021.09.13
Proxy Agreement and Power of Attorney	WFOE III, 邵波 Domestic Company III	2021.09.13
Spousal Consent	李宏欣, the Spouse of成天华	2021.09.13
Spousal Consent	崔岩, the Spouse of邵波	2021.09.13

4.Regarding Domestic Company IV

Contract Name	Parties	Execution Date
Master Exclusive Service Agreement	WFOE IV, Domestic Company IV	2021.02.28
Loan Agreement	WFOE IV, Tianjin Yuying Enterprise Management and Consulting Partnership (Limited Partnership) (天津裕盈企业管理咨询合伙企业（有限合伙）)	2021.02.28
Loan Agreement	WFOE IV, Zhuhai Hengqin Yunchuang Investment Partnership (Limited Partnership)(珠海横琴云创投资合伙企业（有限合伙）)	2021.02.28
Exclusive Option Agreement	Company, Tianjin Yuying Enterprise Management and Consulting Partnership (Limited Partnership) (天津裕盈企业管理咨询合伙企业（有限合伙）), WFOE IV, Domestic Company IV	2021.02.28
Exclusive Option Agreement	Company, Zhuhai Hengqin Yunchuang Investment Partnership (Limited Partnership)(珠海横琴云创投资合伙企业（有限合伙）), WFOE IV, Domestic Company IV	2021.02.28
Equity Interest Pledge Agreement	WFOE IV, Tianjin Yuying Enterprise Management and Consulting Partnership (Limited Partnership) (天津裕盈企业管理咨询合伙企业（有限合伙）), Domestic Company IV	2021.02.28
Equity Interest Pledge Agreement	WFOE IV, Zhuhai Hengqin Yunchuang Investment Partnership (Limited Partnership)(珠海横琴云创投资合伙企业（有限合伙）), Domestic Company IV	2021.02.28
Proxy Agreement and Power of Attorney	WFOE IV, Tianjin Yuying Enterprise Management and Consulting Partnership (Limited Partnership) (天津裕盈企业管理咨询合伙企业（有限合伙）), Domestic Company IV	2021.02.28
Proxy Agreement and Power of Attorney	WFOE IV, Zhuhai Hengqin Yunchuang Investment Partnership (Limited Partnership)(珠海横琴云创投资合伙企业（有限合伙）), Domestic Company IV	2021.02.28

5.Regarding Domestic Company V

Contract Name	Parties	Execution Date
Master Exclusive Service Agreement	WFOE II, Domestic Company V	2021.03.04
Loan Agreement	WFOE II, 张冬成	2021.07.29
Loan Agreement	WFOE II, 吴向春	2021.07.29
Exclusive Option Agreement	Company, 张冬成, WFOE II, Domestic Company V	2021.07.29
Exclusive Option Agreement	Company, 吴向春, WFOE II, Domestic Company V	2021.07.29
Equity Interest Pledge Agreement	WFOE II, 张冬成, Domestic Company V	2021.07.29
Equity Interest Pledge Agreement	WFOE II, 吴向春, Domestic Company V	2021.07.29
Proxy Agreement and Power of Attorney	WFOE II, 张冬成, Domestic Company V	2021.07.29
Proxy Agreement and Power of Attorney	WFOE II, 吴向春, Domestic Company V	2021.07.29
Spousal Consent	吴振宇, the Spouse of张冬成	2021.07.29
Spousal Consent	张枞, the Spouse of吴向春	2021.07.29